Exhibit 99.1

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Announces Webcast and Teleconference Call for Fourth Quarter and Fiscal Year 2017 Financial Results

DEERFIELD BEACH, FL, March 16, 2018 – Capstone Companies, Inc. (OTCQB: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its fourth quarter and full year 2017 financial results after the close of financial markets on Wednesday, March 28, 2018.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company's financial results, as well as the Company's strategy and outlook, followed by a question-and-answer session.
Q4 and Full Year 2017 Financial Results Conference Call
Thursday, March 29, 2018
10:30 a.m. Eastern Time
Phone: (201) 689-8562
 Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Thursday,
 April 5, 2018.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13674858.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a designer of innovative LED lighting solutions including power failure lighting, for consumers and institutions.  The Company's products are sold under the Capstone Lighting® and Hoover® HOME LED brands, to big box retailers, wholesale clubs, and home improvement stores throughout North America and in international markets.  Capstone's strategy is to utilize its low-cost manufacturing base to provide high-quality consumer products to its customers at a reasonable price, using primarily direct import distribution.
Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.
For more information, contact
Company:
Aimee Gaudet
Corporate Secretary
(954) 570-8889, ext. 313